UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2016

____________________

WPCS INTERNATIONAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-34643	98-0204758
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

521 Railroad Avenue

Suisun City, California 94585

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (707) 421-1300

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 29, 2016, WPCS International Incorporated (the “Company”) held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). Two proposals were submitted to a vote of the stockholders at the Annual Meeting. The first proposal was the election of five nominees to serve as directors of the Company until the next annual meeting of stockholders or until their respective successors have been duly elected and qualified. The second proposal was to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2017. Additional information about the proposals can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 16, 2016.

Proposal 1 – Election of Directors

The voting results for the election of directors were as follows:

	Number of Shares Voted For	Number of Shares Withheld

Sebastian Giordano	404,318	15,882
Charles Benton	407,449	12,751
Norm Dumbroff	407,333	12,867
Edward Gildea	404,624	15,576
Joshua Silverman	404,563	15,637

There were no votes against any nominee. There were 1,153,448 broker non-votes for this proposal.

Proposal 2 - Ratification of the Appointment of Marcum LLP to serve as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ending April 30, 2017

The voting results for the ratification of the appointment of Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2017 were as follows:

For: 1,544,596	Against: 20,292	Abstain: 8,760

There were no broker non-votes for this proposal.

The five director nominees listed above were elected and the proposal to ratify the appointment of Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2017 was passed.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WPCS INTERNATIONAL INCORPORATED

Date: September 29, 2016	By:	/s/ Sebastian Giordano
	Name:	Sebastian Giordano
	Title:	Chief Executive Officer